Exhibit 1.2

GEORGETOWN BANCORP, INC.

(a Maryland corporation)

Up to [Max] Shares

(Subject to increase up to [SuperMax] shares)

COMMON STOCK

($0.01 Par Value)

Offering Price $10.00 Per Share

AGENCY AGREEMENT

[Effective Date], 2012

Keefe, Bruyette & Woods, Inc.

10 South Wacker Drive

Suite 3400

Chicago, Illinois  60606

Ladies and Gentlemen:

Georgetown Savings Bank, a federally-chartered savings bank (the “Bank”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (“FDIC”), Georgetown Bancorp, Inc., a federally-chartered corporation and the mid-tier holding company for the Bank (the “Mid-Tier Holding Company”), Georgetown Bancorp, MHC, a federally-chartered mutual holding company (the “MHC”), and Georgetown Bancorp, Inc., a Maryland corporation (the “Holding Company” and, together with the Bank, the Mid-Tier Holding Company and the MHC, the “Georgetown Parties”) hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

Section 1.  The Offering.  In accordance with a plan of conversion and reorganization adopted by the Board of Directors of the MHC (the “Plan”), the MHC intends to convert from the mutual form of organization to the stock form of organization (the “Conversion”).  Pursuant to the Plan, the Holding Company will offer and sell up to [Max] shares (subject to increase up to [SuperMax] shares) (the “Offer Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of September 30, 2010 (“Eligible Account Holders”), (2) the Bank’s tax-qualified employee plans, including the employee stock ownership plan established by the Bank (the “ESOP”) and the Bank’s 401(k) plan, (3) Supplemental Eligible Account Holders (as defined in the Plan); and (4) Other Depositors (as defined in the Plan).  Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Offer Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons (including trusts of natural persons) residing in the Community (as defined in the Plan) and second to Minority Stockholders (as defined in the Plan) as of the Voting Record Date (as defined in the Plan), and thereafter to cover orders of other members of the general public.  It is anticipated that any Shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”).  It is acknowledged that the purchase of Offer Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any orders received in the Community Offering or the Syndicated Community Offering.

Pursuant to the Plan, the Holding Company will issue a minimum of                      and a maximum of                      shares of its Common Stock (subject to increase up to                      shares) (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of Mid-Tier Holding Company common stock (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist.  Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.”  If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

In connection with the Conversion, the MHC filed with the Board of Governors of the Federal Reserve System (“FRB”) an application for conversion to a stock company (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required by the FRB in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Part 239, subpart E of Regulation MM (as administered by the FRB).  The Holding Company has also filed with the FRB an application on Form H-(e)1-S (together with any interim merger applications and any other required ancillary applications and/or notices, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder.  In addition, the Holding Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-180018) (the “Registration Statement”), containing a prospectus relating to the Offering and a proxy statement/prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the meeting to approve the Plan and to offer the Exchange Shares, for the registration of the Shares under the Securities Act of 1933 (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses or proxy statement/prospectus as may have been required to the date hereof.  The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments.  The prospectus and proxy statement/prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus” and the “Stockholders’ Proxy Statement,” respectively, except that if any prospectus or proxy statement/prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus or proxy statement/prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” and “Stockholders’ Proxy Statement” shall refer to the prospectus and proxy statement/prospectus, as the case may be, filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

Section 2.  Retention of Agent; Compensation.  Subject to the terms and conditions herein set forth, the Georgetown Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for the Offer Shares and to advise and assist the Georgetown Parties with respect to the sale by the Holding Company of the Offer Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Georgetown Parties as to the matters set forth in the letter agreement, dated December 12, 2011, by and between, the Mid-Tier Holding Company and the Agent (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit A).  The Georgetown Parties acknowledge that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

Except as specifically provided for in Section 11 hereof, the obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”) unless the Georgetown Parties and the Agent agree in writing to extend such period and the FRB agrees to extend the period of time in which the Shares may be sold.  All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date.

In the event the Holding Company is unable to sell a minimum of [Min] Shares within the period herein provided as may be extended, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof.  In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

The Agent shall receive the following compensation and expense reimbursement for its services hereunder:

(a)                             A management fee of $25,000 payable in four consecutive monthly installments of $6,250 commencing with the first month following the execution of the Letter

Agreement.  Such fees shall be deemed to have been earned when due.  Should the Offering be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

(b)                            A success fee of 1.00% shall be paid based on the aggregate purchase price of the Offer Shares sold in the Subscription and Community Offering, excluding Offer Shares purchased by the Mid-Tier Holding Company’s officers, directors, or employees (or members of their immediate family) plus any ESOP, tax-qualified or stock based compensation plans (except individual retirement accounts) or similar plan created by the Mid-Tier Holding Company for some or all of its directors or employees.  The management fee described in sub-paragraph (a) above will be credited against the success fee paid pursuant to this sub-paragraph (b).

(c)                             If any Offer Shares remain available after the Subscription and Community Offering, at the request of the Holding Company, the Agent will seek to form a syndicate of registered broker-dealers to assist in the sale of Offer Shares on a best efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Holding Company and the Agent.  The Agent will endeavor to distribute the Offer Shares among dealers in a fashion which best meets the distribution objectives of the Holding Company and the Plan.  The Agent will be paid a fee not to exceed 6.0% of the aggregate purchase price of the Offer Shares sold in the Syndicated Community Offering.  From this fee, the Agent will pass onto selected broker-dealers, who assist in the Syndicated Community Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  Fees with respect to purchases affected with the assistance of a broker/dealer other than the Agent shall be transmitted by the Agent to such broker/dealer.  The decision to utilize selected broker-dealers will be made by Agent upon consultation with the Holding Company.

(d)                            The Holding Company shall reimburse the Agent for reasonable out-of-pocket expenses related to the Offering, including costs of travel, meals and lodging, photocopying, telephone, facsimile, and couriers, which will not exceed $5,000.  The Holding Company will also reimbursed the Agent for fees of its legal counsel not to exceed $50,000 and their expenses not to exceed $5,000.  These expenses assume no unusual circumstances or delay, or a resolicitation in connection with the Offering.  Should unusual circumstances, delay or resolicitation occur, the Agent and the Georgetown Parties acknowledge that such expense cap may be increased by mutual consent in amounts not to exceed $5,000 for additional out-of-pocket expenses and $25,000 for additional fees and expenses of legal counsel.  In no event shall expenses, including fees and expenses of counsel, exceed $90,000.  The provisions of this paragraph are not intended to apply to or in any way impair or limit the indemnification provisions contained herein.  The Holding

Company will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, “Blue Sky” and Financial Institution Regulatory Authority (“FINRA”) filing and registration fees; the fees of the Holding Company’s accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the offering; the fees set forth under this Section 2, and fees for Blue Sky legal work.  If Agent incurs expenses on behalf of the Holding Company, the Holding Company will reimburse Agent for such expenses; provided, however, Agent agrees that it will not incur expenses on behalf of the Holding Company without the Holding Company’s prior written consent.

Section 3.  Sale and Delivery of Shares.  If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Offer Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Offer Shares sold in the Offering and the Exchange Shares and to release for delivery certificates for such Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel.  The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Georgetown Parties and the Agent as set forth in Section 14.  Certificates for the Shares shall be delivered directly to the purchasers and shareholders in accordance with their directions as provided by the Holding Company to its registrar and transfer agent.  The date upon which the Holding Company shall release or deliver the Shares in accordance with the terms herein is called the “Closing Date.”

Section 4.  Representations and Warranties of the Georgetown Parties.  The Georgetown Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a)                             The Registration Statement, which was prepared by the Georgetown Parties and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Georgetown Parties, threatened by the Commission.  At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), and any information regarding the Georgetown Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Georgetown Parties for use in connection with the Offering and Exchange, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus or Stockholders’ Proxy Statement is filed with the Commission and at the Closing Date referred to in Section 3 hereof, the Prospectus and Stockholders’ Proxy Statement (including any amendment or supplement thereto) and any information regarding the Georgetown Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Georgetown Parties for use in connection with the Offering and Exchange will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Georgetown Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the first sentence of the first paragraph under the caption “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation.”

(b)                            None of the Georgetown Parties has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Bank’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Holding Company and reviewed and approved in advance for distribution by the Agent.  The Holding Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(c)                             As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General

Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

1.                                  “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.                                  “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.                               “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations.  The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4.                                  “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.                               “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6.                                  “Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Georgetown Parties and the Agent.

(d)                            Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(e)                             The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Voting Depositors (as defined in the Plan) for the special meeting to approve the Plan (the “Depositors’ Proxy Statement”), the information statement for the special meeting of corporators to approve to Plan (the “Information Statement”) and the Stockholders’ Proxy Statement, was approved by the FRB on                     , 2012 and the Prospectus, Depositors’ Proxy Statement, Information Statement and Stockholders’ Proxy Statement have been authorized for use by the FRB and any other applicable regulators.  No order has been issued by the FRB and any other applicable regulators preventing or suspending the use of the Prospectus, Depositors’ Proxy Statement, Information Statement or Stockholders’ Proxy Statement and no action by or before the FRB or any other applicable regulator to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Georgetown Parties, threatened.  At the time of the approval of the Conversion Application, including the Plan, Prospectus, Depositors’ Proxy Statement, Information Statement and Stockholders’ Proxy Statement (including any amendment or supplement thereto) by the FRB or any other applicable regulator and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, Prospectus, Depositors’ Proxy Statement, Information Statement and Stockholders’ Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with applicable federal law and the regulations of the FRB adopted thereunder (collectively, the “Conversion Regulations”), except to the extent waived or otherwise approved by the FRB or any other applicable regulator.  The Conversion Application, including the Plan, Prospectus, Depositors’ Proxy Statement, Information Statement and Stockholders’ Proxy Statement (and any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application, in the first sentence of the first paragraph under the caption “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation.”

(f)                                The Holding Company has filed the Holding Company Application with the FRB and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the FRB and any other applicable regulator of its approval of the acquisition of the Bank on                         , 2012, such approval remains in full force and effect and no order has been issued by the FRB or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Georgetown Parties, threatened by the FRB or any other applicable regulator.  At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder, except as the FRB or any other applicable regulator has expressly waived such regulations in writing.

(g)                             The MHC and the Holding Company have filed the Prospectus, the Stockholders’ Proxy Statement and any supplemental sales literature with the FRB and any other applicable regulator.  The Prospectus, the Stockholders’ Proxy Statement and all supplemental sales literature, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 3, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations, the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FRB and any other applicable regulator and Commission for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus, the Stockholders’ Proxy Statement and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent.  The Georgetown Parties have not distributed any offering material in connection with the Offering except for the Prospectus, the Stockholders’ Proxy Statement and any supplemental sales material that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission and the FRB or any other applicable regulator.  The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(h)                             The Plan has been adopted by the Boards of Directors or Board of Directors, as applicable, of the Georgetown Parties, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations except to the extent waived or otherwise approved by the FRB or any other applicable regulator, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering and Exchange imposed upon the Georgetown Parties by the FRB or any other regulatory authority and in the manner described in the Prospectus and Stockholders’ Proxy Statement.  To the best knowledge of the Georgetown Parties, no person has sought to obtain review of the authorizations and approvals issued by the FRB or any other applicable regulator.

(i)                                 The Bank is a duly organized and validly existing federally-chartered savings bank in stock form and upon completion of the Conversion will continue to be a duly organized and validly existing federally-chartered savings bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Georgetown Parties, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Georgetown Parties, taken as a whole.  The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the FRB if any, will have been complied with by the Georgetown Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(j)

The Mid-Tier Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the United States with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and, at the Closing Date, the corporate existence of Mid-Tier Holding Company will cease to exist. The Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Holding Company is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. The only direct subsidiary of the Mid-Tier Holding Company is the Bank.

(k)

The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. There are no outstanding warrants or options to purchase any securities of the Holding Company. Upon completion of the Conversion, the Holding Company will have no direct subsidiary other than the Bank.

(l)

The MHC is duly organized, validly existing and in good standing as a mutual holding company organized under the laws of the United States with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, at the Closing Date, the corporate existence of MHC will cease to exist. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. The Mid-Tier Holding Company is the only direct subsidiary of the MHC.

(m)

Georgetown Securities Corporation (“Georgetown Securities”) is the sole subsidiary of the Bank. Georgetown Securities is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. Georgetown Securities has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and Georgetown Securities is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. There are no outstanding warrants or options to purchase any securities of Georgetown Securities.

(n)

The authorized capital stock of the Holding Company consists of                      shares of Common Stock and                      shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”) of which            shares of Common Stock and no shares of Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Mid-Tier Holding Company consists of                      shares of common stock, par value $0.01 per share (the “Mid-Tier Company Common Stock”) and                      shares of preferred stock, par value $0.01 per share (the “Mid-Tier Company Preferred Stock”), of which                      shares of Mid-Tier Company Common Stock and no shares of Mid-Tier Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Bank consists of                      shares of common stock, par value $.01 per share (the “Bank Common Stock”) and                      shares of preferred stock, par value $1.00 per share (the “Bank Preferred Stock”), of which                      shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding as of the date hereof. The MHC has no authorized capital stock. No additional shares of Common Stock, Mid-Tier Company Common Stock or Bank Common Stock, and no shares of Company Preferred Stock, Mid-Tier Company Preferred Stock or Bank Preferred Stock will be issued prior to the Closing Date, except for shares of Mid-Tier Company common stock that may be issued upon the exercise of options granted under the Mid-Tier Holding Company’s 2009 Equity Incentive Plan. The issued and outstanding shares of Company Common Stock, Mid-Tier Company Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The MHC

owns                      shares of Mid-Tier Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The terms and provisions of the Common Stock and Mid-Tier Company Common Stock conform with the requirements of applicable law and to all statements relating thereto contained in the Prospectus. The shares of Bank Common Stock to be issued to the Holding Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Holding Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations and to all statements thereto contained in the Prospectus. The issuance of the Bank Common Stock is not subject to preemptive or similar rights.

(o)

Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Georgetown Parties, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(p)

The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(q)

The Bank is a member in good standing of the Federal Home Loan Bank of Boston (“FHLB-Boston”). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Georgetown Parties, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(r)

The Georgetown Parties have good and marketable title to all real property and good title to all other assets material to the business of the Georgetown Parties, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or as are not material to the business of the Georgetown Parties, taken as a whole; and all of the leases and subleases material to the business of the Georgetown Parties, taken as a whole, under which any of the Georgetown Parties hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

(s)

The Georgetown Parties have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion and the opinion of its tax advisor, Shatswell, MacLeod & Company, P.C., with respect to the Massachusetts income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; and all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The facts upon which such opinions are based are truthful, accurate and complete in all material respects. None of the Georgetown Parties will take any action inconsistent therewith.

(t)

Each of the Georgetown Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to approval or confirmation by the FRB or any other applicable regulator of the final Appraisal. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Georgetown Parties. This Agreement has been validly executed and delivered by each of the Georgetown Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Georgetown Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the FRB).

(u)

None of the Georgetown Parties is in violation of any directive received from the FRB, the Office of the Comptroller of the Currency (“OCC”), the FDIC or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FRB, the OCC and the FDIC) and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of any of the Georgetown Parties, threatened, which might materially and adversely affect the Conversion, or which might result in any Material Adverse Effect.

(v)

The consolidated financial statements, schedules and notes related thereto which are included in the General Disclosure Package and the Prospectus fairly present the balance sheet, income statement, statement of changes in equity capital and statement of cash flows of the Mid-Tier Holding Company on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations, Regulation S-X and the Conversion Regulations. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Georgetown Parties with the FRB, the Commission and the OCC, except that accounting principles employed in such regulatory filings conform to the requirements of the FRB and the OCC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(w)

The Georgetown Parties carry, or are covered by, insurance in such amounts and covering such risks as the Georgetown Parties deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties. As of the Closing Date, the Holding Company will carry, or will be covered by, insurance in such amounts and covering such risks as it deems reasonably adequate for the conduct of its business and the value of its properties.

(x)

Since the respective dates as of which information is given in the Registration Statement including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Georgetown Parties and their subsidiaries, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the Georgetown Parties and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Georgetown Parties or in the principal amount of the Georgetown Parties’ consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Georgetown Parties; nor has any of the Georgetown Parties issued any securities (other than in connection with the exercise of stock options or with the incorporation of the Holding Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Georgetown Parties; (iv) there has been no material adverse change in any of the Georgetown Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Georgetown Parties’ fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Georgetown Parties; (vi) none of the Georgetown Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) none of the Georgetown Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) the capitalization, liabilities, assets, properties and business of the Georgetown Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (ix) none of the Georgetown Parties has any material liabilities, contingent or otherwise except as set forth in the Prospectus.

(y)

None of the Georgetown Parties is (i) in violation of their respective charters or articles of incorporation, as applicable, or bylaws (and none of the Georgetown Parties will be in violation of its charters or articles of incorporation, as applicable, or bylaws upon completion of the Conversion), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a defect) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the Georgetown Parties is subject, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and there are no contracts or documents of the Georgetown Parties that are required to be filed as exhibits to the Registration Statement or the Conversion Application that have not been so filed. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Georgetown Parties pursuant to the respective charters or articles of incorporation, as applicable, or bylaws of the Georgetown Parties or any contract, lease or other instrument in which the Georgetown Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Georgetown Parties, except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Georgetown Parties.

(z)

All documents made available or delivered by, or to be made available to or delivered by the Georgetown Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Georgetown Parties or their representatives, to the best knowledge of the Georgetown Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(aa)

Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against, in the case of the Offer Shares, payment of the consideration calculated as set forth in the Plan and in the Prospectus, and when issued and delivered by the Holding Company pursuant to the Plan, in the case of the Exchange Shares, in the Exchange will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Stockholders’ Proxy Statement. The Shares have been approved for listing on the Nasdaq Capital Market, subject to issuance. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to, in the case of the Offer Shares, the purchasers thereof against payment therefor, and, in the case of Exchange Shares, to the recipients thereof subject to such claims as may be asserted against the purchasers or recipients thereof by third-party claimants.

(bb)

No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Georgetown Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which the Georgetown Parties or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable party and the other parties thereto, enforceable, to the knowledge of the Georgetown Parties, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Georgetown Parties, threatened any action or proceeding wherein any of the Georgetown Parties or any subsidiary thereof would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the Georgetown Parties, would have a Material Adverse Effect. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized in all material respects. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, the Conversion Application and the Holding Company Application, and, to the knowledge of the Georgetown Parties, no such termination has been threatened by any party to any such contract or agreement.

(cc)

Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Georgetown Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(dd)

None of the Georgetown Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), other than the Georgetown Savings Bank 401(k) Plan and, upon completion of the Conversion, the ESOP. In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Georgetown Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Georgetown Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Georgetown Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Georgetown Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ee)

No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission and the FRB, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered and exchanged, and except as may be required under the rules and regulations of the FINRA.

(ff)

Shatswell, MacLeod & Company, P.C., which has certified the audited consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus, has advised the Georgetown Parties in writing that they are, with respect to the Georgetown Parties, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States).

(gg)

RP Financial, LC., which has prepared the Holding Company’s appraisal of the aggregate pro forma market value of the Common Stock (the “Appraisal”), has advised the Georgetown Parties in writing that it is independent of the Georgetown Parties within the meaning of the Conversion Regulations and is believed by the Georgetown Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Georgetown Parties believe that RP Financial, LC. has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(hh)

The Georgetown Parties have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; the Georgetown Parties have timely paid all taxes that have become due and payable in respect of such returns. The Georgetown Parties have no knowledge of any tax deficiency which has been or might be assessed against either of them which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Georgetown Parties in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Georgetown Parties or with the issuance or sale by the Holding Company of the Shares.

(ii)

Each of the Georgetown Parties is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental entity or body pending or, to the knowledge of the Georgetown Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

(jj)

All Sales Information (as defined in Section 9(a)) used by the Holding Company in connection with the Conversion that is required by the FRB to be filed has been filed with and approved by the FRB or any other applicable regulator.

(kk)

To the knowledge of the Georgetown Parties, except for the loan by the Holding Company to the ESOP to fund the purchase of up to 8% of the Offer Shares in the Offering, none of the Georgetown Parties or the employees of the Georgetown Parties has made any payment of funds of the Georgetown Parties as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(ll)

None of the Georgetown Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and Exchange and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Georgetown Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(mm)	The Georgetown Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(nn)

The records used by the Georgetown Parties to determine the identities of the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors (all as defined in the Plan) are accurate and complete in all material respects.

(oo)       None of the Georgetown Parties is, and neither intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(pp)       None of the Georgetown Parties or any properties owned or operated by any of the Georgetown Parties, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect.  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Georgetown Parties, threatened relating to the liability of any property owned or operated by the Georgetown Parties under any Environmental Law.  To the knowledge of the Georgetown Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Georgetown Parties relating to any Environmental Law.  For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(qq)       The Georgetown Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the Georgetown Parties and their subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The Georgetown Parties have established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information the Holding Company will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms.  To the knowledge of the Georgetown Parties, Shatswell, MacLeod & Company, P.C. and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Georgetown Parties’ ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Georgetown Parties’ internal accounting controls.

(rr)         All of the loans represented as assets of the Bank in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(ss)         There are no affiliations or associations between any member of the FINRA and any of the Georgetown Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

(tt)          The Holding Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman Pomerenk & Schick, P.C.

(uu)        Any certificates signed by an officer of any of the Georgetown Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Georgetown Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(vv)        The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Georgetown Parties believe were reliable and accurate at the time they were filed with the Commission.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)     Each of the Holding Company and the Mid-Tier Holding Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to them.  The Georgetown Parties are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Georgetown Parties would have any liability; each of the Georgetown Parties has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Georgetown Parties would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

Section 5.  Representations and Warranties of the Agent.  The Agent represents and warrants to the Georgetown Parties as follows:

(a)          The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Georgetown Parties hereunder.

(b)         The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)          Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)         The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e)          No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)           There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent’s performance under this Agreement.

Section 6.  Covenants of the Georgetown Parties.  The Georgetown Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)          The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(b)          If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Holding Company by the Agent expressly for use therein.

(c)          Each of the Georgetown Parties represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Georgetown Parties, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Holding Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Holding Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d)          The Georgetown Parties will not, at any time after the Conversion Application is approved by the FRB and any other applicable regulator, file any amendment or supplement to such Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(e)          The Holding Company will not, at any time after the Holding Company Application is approved by the FRB and any other applicable regulator, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(f)           The Georgetown Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application or the Holding Company Application to be approved by the FRB or any other applicable regulator and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application or the Holding Company Application, as amended, has been approved by the FRB or any other applicable regulator; (iii) of any comments from the Commission, the FRB or any other applicable regulator, or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the Commission, the FRB or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, Holding Company Application or for additional information; (v) of the issuance by the Commission, the FRB or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Georgetown Parties under the Conversion Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the FRB or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below.  The Georgetown Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the FRB or any other federal or state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(g)          The Georgetown Parties will deliver to the Agent and to its counsel as many conformed copies of the Registration Statement, the Conversion Application or the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits.

(h)          The Holding Company will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”).  The Holding Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(i)           The Georgetown Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion, Offering and Exchange imposed by the Commission, the FRB or any other applicable regulator or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Georgetown Parties will comply, at their own expense, with all material requirements imposed upon them by the Commission, the FRB or any other applicable regulator or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.  The Holding Company will comply in all material respects with all undertakings contained in the Registration Statement.

(j)           If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Georgetown Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the

Holding Company and in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission and the FRB or any other applicable regulator, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.  For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Georgetown Parties as the Agent may from time to time reasonably request.

(k)         The Holding Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction.  In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(l)           The liquidation account for the benefit of Eligible Account Holders (as defined in the Plan) and the Supplemental Eligible Account Holders (as defined in the Plan) will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Holding Company and the Bank.

(m)         The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of their common stock, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

(n)         The Holding Company will register the Common Stock under Section 12(b) of the 1934 Act prior to the Closing Date.  The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the FRB or any other applicable regulator.

(o)          During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and is subsidiaries for such quarter in reasonable detail.

(p)          During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders): (ii) a copy of each other non-confidential report of the Holding Company mailed to its shareholders or filed with the Commission, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

(q)          The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds of the Offering.”

(r)          The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule

158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(s)           The Holding Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Offer Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus.  The Holding Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(t)           The Holding Company will report the use of proceeds of the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(u)          The Holding Company will promptly take all necessary action to register as a savings and loan holding company under Section 10 of the HOLA.

(v)          The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(w)         None of the Georgetown Parties will amend the Plan without the consent of the Agent, which consent shall not be unreasonably withheld.

(x)          The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(y)          Prior to the Closing Date, the Holding Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(z)           The Holding Company will not deliver the Shares until the Georgetown Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(aa)        Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Georgetown Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Georgetown Parties, taken as a whole.

(bb)       Until the Closing Date, the Georgetown Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OCC and the FRB.

(cc)       The facts and representations provided to Luse Gorman Pomerenk & Schick, P.C. by the Georgetown Parties and upon which Luse Gorman Pomerenk & Schick, P.C. will base its opinion under Section 8(c)(1) are and will be truthful, accurate and complete.

(dd)       The Georgetown Parties will not distribute any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission and the FRB or any other applicable regulator.  The information contained in any supplemental sales material (in addition to the supplemental sales material filed as an exhibit to the Registration Statement and the Conversion Application) shall not conflict with the information contained in the Registration Statement and the Prospectus.

(ee)        The Holding Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(ff)         The Georgetown Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(gg)       The Georgetown Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

(hh)        The Holding Company will use its best efforts to list the Shares on the Nasdaq Capital Market on or prior to the Closing Date.

Section 7.  Payment of Expenses.  Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Georgetown Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion with the FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering.  In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Georgetown Parties shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 8.  Conditions to the Agent’s Obligations.  The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Georgetown Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Georgetown Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a)          At the Closing Date, the Georgetown Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the the FRB and any other applicable regulator), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the FRB or any other applicable regulator.

(b)          The Registration Statement shall have been declared effective by the Commission and the Conversion Application and the Holding Company Application shall have been approved by the FRB and any other applicable regulator not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Georgetown Parties’ knowledge, threatened by the Commission, the OCC, the FRB or any other federal or state authority.

(c)          At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Luse

Gorman Pomerenk & Schick, P.C., special counsel for the Holding Company and the Bank, in form and substance as attached hereto as Exhibit B.

(d)          At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Kilpatrick Townsend & Stockton LLP, special counsel for the Agent, in form and substance as attached hereto as Exhibit C.

(e)          A blue sky memorandum from Luse Gorman Pomerenk & Schick, P.C. relating to the Offering, including Agent’s participation therein, shall have been furnished prior to the mailing of the Prospectus to the Holding Company with a copy thereof addressed to Agent or upon which Luse Gorman Pomerenk & Schick, P.C. shall state the Agent may rely.  The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f)           At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Georgetown Parties in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that:  (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Georgetown Parties and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Georgetown Parties independently, or of the Georgetown Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Georgetown Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Georgetown Parties, threatened by the Commission or any state authority; (vii) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Georgetown Parties, threatened by the

FRB or any state authority; and (viii) to the best knowledge of the Georgetown Parties, no person has sought to obtain review of the final action of the FRB or any other applicable regulator approving the Conversion.

(g)          None of the Georgetown Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h)          Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Georgetown Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) none of the Georgetown Parties shall have received from the FRB or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Georgetown Parties taken as a whole; (iii) none of the Georgetown Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Georgetown Parties, threatened against the any of the Georgetown Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the Georgetown Parties taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Georgetown Parties.

(i)           Concurrently with the execution of this Agreement, the Agent shall receive a letter from Shatswell, MacLeod & Company, P.C., dated as of the date hereof and addressed to the Agent: (i) confirming that Shatswell, MacLeod & Company, P.C. is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the consolidated financial statements and related notes of the Mid-Tier Holding Company as of December 31, 2011 and 2010, and for the years ended December 31, 2011 and 2010, and covered by their opinion included in the Prospectus, and any other more recent unaudited financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the FRB and any other applicable regulator and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the latest available consolidated financial statements of the Mid-Tier Holding Company prepared by the Mid-Tier Holding Company, a reading of the minutes of the meetings of the Boards of Directors of each of the Georgetown Parties and consultations with officers of the Georgetown Parties responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited consolidated financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Commission, the FRB and GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited interim balance sheet included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in long-term debt of the Mid-Tier Holding Company, other than normal deposit fluctuations for the Mid-Tier Holding Company, or decreases in the total assets, total loans, the allowance for loan losses, total deposits or total equity of the Mid-Tier Holding Company and (C) during the period from the date of the latest unaudited interim balance sheet included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier Holding Company;; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the Georgetown Parties, which are subject to the internal controls of the Georgetown Parties, the accounting system and other data prepared by the Georgetown Parties, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(j)           At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Shatswell, MacLeod

& Company, P.C. in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (i) of subsection (h) to be a date specified in the letter required by this subsection (h) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(k)          At the Closing Date, the Holding Company shall receive a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Georgetown Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l)            At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the FRB and any other applicable regulator approving the Conversion Application and the Holding Company Application and authorizing the use of the Prospectus; (ii) confirmation that the Commission declared the Registration Statement effective; (iii) certificates of appropriate government officials evidencing the valid existence of the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company; (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB-Boston evidencing the Bank’s membership therein; and (vi) such other documents and certificates as the Agent may reasonably request.

(m)        Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the Nasdaq Stock Market or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(n)          At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Georgetown Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(o)          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent.  Any certificate signed by an officer of any of the Georgetown Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Georgetown Party to the Agent as to the statements made therein.

(p)          The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Agent and the persons set forth on Exhibit E hereto, relating to sales and certain other dispositions of shares of Common Stock, Mid-Tier Company Common Stock or certain other securities, shall be delivered to the Agent on or before the date hereof and shall be in full force and effect on the Closing Date.

Section 9.  Indemnification.

(a)          The Holding Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the Georgetown Parties or based upon written information supplied by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Georgetown Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the Georgetown Parties with its consent and based upon written or oral information furnished by or on behalf of the Georgetown Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer—Represented General Free Writing Prospectus, the Conversion Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Conversion Application, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company, by the Agent regarding the Agent is set forth in the Prospectus in the first sentence of the first paragraph under the caption “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation.”

(b)          The Agent agrees to indemnify and hold harmless the Georgetown Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Georgetown Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank, by the Agent regarding the Agent is set forth in the Prospectus in the first sentence of the first paragraph under the caption “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation.”

(c)          Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise.  An indemnifying party may participate at its own expense in the defense of such action.  In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

Section 10.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Georgetown Parties or the Agent, the Georgetown Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Georgetown Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Georgetown Parties shall be responsible for the balance.  If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Georgetown Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Georgetown Parties on the one hand and the Agent on the other from the Offering (before deducting expenses).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Georgetown Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Georgetown Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.  It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement.  It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement.  No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.  The obligations of the Georgetown Parties under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Agent may otherwise have.  For purposes of this Section 10, each of the Agent’s and the Georgetown Parties’ officers and directors and each person, if any, who controls the Agent or any of the Georgetown Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Georgetown Parties on the other hand.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

Section 11.  Termination.  The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a)          If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Georgetown Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the Georgetown Parties, or if any of the Georgetown Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the Georgetown Parties taken as a whole.

(b)          In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a) and (d), 7, 9 and 10 hereof.

(c)          If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing

Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 7, 9 and 10 hereof.

(d)                              If the Agent elects to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Georgetown Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Sections 5 and 6(c) and such breach has not been cured within a reasonable time period after the Georgetown Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12.  Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY 10019, Attention:  Chief Counsel – Investment Banking (with a copy to Kilpatrick Townsend & Stockton LLP, 607 14th Street, N.W., Suite 900, Washington, D.C.  20005, Attention: Sean P. Kehoe, Esq.) and, if sent to any of the Georgetown Parties, shall be mailed, delivered or telegraphed and confirmed to the Bank at 2 East Main Street, Georgetown, Massachusetts 01833, Attention: Robert E. Balletto (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, Attention: Ned A. Quint, Esq.).

Section 13.  Parties.  The Georgetown Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned.  The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Georgetown Parties, when the same shall have been given by the undersigned or any other officer of any of the Georgetown Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Georgetown Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14.  Closing.  The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Georgetown Parties.  At the Closing, the Georgetown Parties shall deliver to the Agent in immediately available funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15.  Partial Invalidity.  In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16.  Governing Law and Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17.  Counterparts.  This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18.  Entire Agreement.  This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged.  No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19.  Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Georgetown Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Georgetown Parties, or any of their respective officers or directors or any person controlling the Georgetown Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20.  Waiver of Trial by Jury.  EACH OF THE AGENT AND THE GEORGETOWN PARTIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Section 21. Successors.  Except as provided for in Section 9, this Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

If the foregoing correctly sets forth the arrangement among the Georgetown Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

GEORGETOWN SAVINGS BANK		GEORGETOWN BANCORP, INC. (MARYLAND)

By Its Authorized Representative:		By Its Authorized Representative:

Robert E. Balletto President and Chief Executive Officer		Robert E. Balletto President and Chief Executive Officer

GEORGETOWN BANCORP, INC. (MASSACHUSETTS)		GEORGETOWN BANCORP, MHC

By Its Authorized Representative:		By Its Authorized Representative:

Robert E. Balletto President and Chief Executive Officer		Robert E. Balletto President and Chief Executive Officer

Accepted as of the date first above written
KEEFE, BRUYETTE & WOODS, INC.

By its Authorized Representative

Name:	Patricia A. McJoint
Title:	Managing Director

Exhibit A to Agency Agreement

Exhibit B to Agency Agreement

Form of Opinion of Luse Gorman Pomerenk & Schick, P.C., to be addressed to the Agent.

(i)         The Holding Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland.  The Holding Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

(ii)        The Mid-Tier Holding Company has been duly organized and is validly existing as a corporation under the laws of the United States and the corporate existence of the Mid-Tier Holding Company shall cease immediately following completion of the Conversion.  The Mid-Tier Holding Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and any Permitted Free Writing Prospectus.

(iii)       The Bank has been organized and is validly existing as a federally-chartered savings association in stock form and immediately following the completion of the Conversion will continue to be organized and validly existing as a federally-chartered savings association in stock form and, in both instances, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus and in any Permitted Free Writing Prospectus.  Immediately upon consummation of the Conversion and the Offering, the authorized capital stock of the Bank will consist of [250,000] shares of common stock, $0.01 par value per share, and [25,000] shares of preferred stock. All of the outstanding capital stock of the Bank, upon completion of the Conversion, will be duly authorized and, upon payment therefor, validly issued, fully-paid and non-assessable and will be owned by the Holding Company free and clear of any liens, encumbrances, claims or other restrictions.  The issuance of Bank common stock to the Company pursuant to the Plan is exempt from the registration requirements of the Securities Act.

(iv)       The MHC has been duly organized and is validly existing as a corporation under the laws of the United States, and the corporate existence of the MHC shall cease immediately following the completion of the Conversion.  The MHC has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and in any Permitted Free Writing Prospectus.

(v)        Georgetown Securities has been duly incorporated and is validly existing as a stock corporation in good standing under the laws of the Commonwealth of Massachusetts.  Georgetown Securities has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and any Permitted Free Writing Prospectus.

(vi)       The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or to such counsel’s knowledge, threatened.

(vii)      The authorized equity capital of the Holding Company consists of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. Immediately following the consummation of the Conversion, the authorized, issued and outstanding shares of common stock of the Holding Company will be consistent with that set forth in the Prospectus under the caption “Capitalization,” and no shares of capital stock of the Holding Company have been issued prior to the Closing Date; the Offer Shares and the Exchange Shares have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan and, in the case of Offer Shares, against payment of the consideration calculated as set forth in the Plan, the Registration Statement and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Offer Shares and the Exchange Shares is not subject to preemptive rights (other than subscription rights as provided in the Plan).  The Offer Shares and the Exchange Shares will not, when issued, be subject to any preemptive rights, liens, charges, encumbrances or other claims created by the Holding Company.

(viii)      The Georgetown Parties have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby and by the Plan.  The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized, executed and delivered by the Georgetown Parties; and this Agreement is a legal, valid and binding obligation of the Georgetown Parties, enforceable against the Georgetown Parties, in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of federally insured savings institutions or their holding companies as applicable, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ix)       The FRB has approved the Holding Company Application and the Conversion Application (including the acquisition by the Holding Company of the Bank’s capital stock, the Plan, the merger of the MHC with and into the Mid-Tier Holding Company and the merger of the Mid-Tier Holding Company with and into the Holding Company); the Prospectus has been declared effective by the FRB and the Depositors’ Proxy Statement, the Information Statement and the Stockholders’ Proxy Statement have been cleared in advance by the FRB; to such counsel’s knowledge, such approvals remain in full force and effect; the Holding Company Application, the Conversion Application and Plan comply in all material respects with the regulations of the FRB (other than the financial statements, notes to financial statements, stock valuation information and other financial, tabular and statistical data included therein, as to which no opinion need be rendered).  Such counsel has been advised by FRB staff and Commission staff that no order has been issued by the FRB or the Commission and, to the knowledge of such counsel, no order has been issued by any state authority, to prevent the Conversion or the offer, sale or issuance of the Offer Shares and Exchange Shares, or to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to the knowledge of such counsel, threatened by the FRB, the Commission, or any other state or federal authority; and no person has sought to obtain regulatory or judicial review of the final action of the FRB approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus or to otherwise prevent the Conversion or the offer, sale or issuance of the Shares.

(x)        At the time of its use, the Depositors’ Proxy Statement and the Information Statement complied as to form in all material respects with the requirements of the Conversion Regulations except as waived or otherwise approved by the FRB and the Stockholders’ Proxy Statement complied as to form in all material respects with the requirements of the Exchange Act Regulations (other than the financial statements, the notes to financial statements, stock valuation information and other financial, tabular and other statistical data included therein, as to which no opinion need be rendered).  The Plan has been duly adopted by the required vote of the directors of each of the Georgetown Parties and, based solely on the respective reports of the inspector of election, by the required vote of the MHC’s corporators, the Bank’s depositors and the Mid-Tier Holding Company’s shareholders.

(xi)       All conditions imposed by the FRB and any other applicable regulator in connection with its approval of the Conversion, the Conversion Application and the Holding Company Application have been satisfied, other than any post-closing filings and submissions, and no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the consummation of the Conversion and the issuance of the Shares, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the FINRA (as to which no opinion need be rendered).

(xii)      The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433, and no stop order proceedings with respect thereto have been instituted or are pending or, to the knowledge of such counsel, threatened under the 1933 Act.

(xiii)      At the time the Conversion Application, including the Prospectus contained therein, was approved by the FRB, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations except as waived or otherwise approved by the FRB (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

(xiv)     At the time that the Registration Statement, including the Prospectus and the Stockholders’ Proxy Statement, became effective, (A) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form with the requirements of the 1933 Act and the

1933 Act Regulations, and (B) the Prospectus and the Stockholders’ Proxy Statement (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xv)      The terms and provisions of the Common Stock conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and the form of certificate used to evidence the Shares complies with the laws of the State of Maryland.

(xvi)     No action, suit or proceeding at law or in equity is pending or threatened against or affecting any of the Georgetown Parties or any of their properties before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of the transactions contemplated by the Agreement or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

(xvii)     None of the Georgetown Parties are required to be registered as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended and, upon completion of the Conversion and the Offering and the issuance of the Shares and the application of the net proceeds from the sale of the Shares, neither the Holding Company nor the Bank will be required to be registered as an investment company or an entity controlled by an investment company under the Investment Company Act of 1940.

(xviii)    To such counsel’s knowledge, none of the Georgetown Parties nor Georgetown Securities is in violation of any written directive from the FRB or the OCC to make any material change in the method of conducting its respective business.

(xix)     There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement, the General Disclosure Package or the Prospectus or required to be filed as exhibits to the Conversion Application and the Registration Statement that are not so filed or described as required.  The descriptions in the Conversion Application, the Registration Statement, the General Disclosure Package and the Prospectus summarizing such documents and exhibits are accurate in all material respects and fairly present, in all material respects, the information required to be shown.

(xx)      To such counsel’s knowledge, the Conversion has been effected by the Holding Company and the Bank in all material respects in accordance with the Conversion Regulations and the FRB’s approvals issued thereunder, except to the extent that the FRB shall have specifically waived the Conversion Regulations or any conditions or requirements contained in the FRB’s approvals.

(xxi)     To such counsel’s knowledge, none of the Georgetown Parties nor Georgetown Securities is currently in violation of its articles of incorporation, charter or bylaws or in default or violation of any obligation, agreement, covenant, instrument or condition contained in any agreement filed as an exhibit to the Registration Statement, except for such defaults or violations which would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Georgetown Parties or Georgetown Securities pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement; and such action will not result in any violation of the provisions of the articles of incorporation, charter or bylaws of any of the Georgetown Parties or Georgetown Securities, or result in any violation of or conflict with any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and Blue Sky laws of various jurisdictions or the rules or regulations of the FINRA need be rendered).

(xxii)     The information in the Prospectus under the captions “Our Dividend Policy,” “Supervision and Regulation,” “Taxation,” “The Conversion and Offering,” “Comparison of Shareholders Rights for Existing Shareholders of Georgetown-Federal,” “Restrictions on Acquisition of New Georgetown” and “Description of Capital Stock of New Georgetown Following the Conversion” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.  The descriptions in the Prospectus summarizing statutes or regulations are accurate summaries in all materials respects and fairly present, in all material respects, the information required to be shown.

(xxiii)    The Holding Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Each of the Georgetown Parties and Georgetown Securities has the authority to transact its business in the Commonwealth of Massachusetts.

In addition, such counsel shall state that during the preparation of the Conversion Application, the Holding Company Application, the Registration Statement and the Prospectus, they participated in conferences with management of, the independent public and internal accountants for, and other representatives of, the Georgetown Parties.  Based upon such conferences and such review of corporate records of the Georgetown Parties as such counsel conducted in connection with the preparation of the information contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time the Registration Statement became effective and on the Closing Date, or that the General Disclosure Package (except for financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement) as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, on certificates of public officials, certificates or opinions of other counsel reasonably satisfactory to the Agent, and as to matters of fact, officers’ certificates.  Such counsel’s opinion need refer only to matters of federal law, the laws of the Commonwealth of Massachusetts, the laws of the State of Maryland, and, with respect to enforceability, New York law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Agent.

Exhibit C to Agency Agreement

Form of Opinion of Kilpatrick Townsend & Stockton LLP, to be addressed to the Agent.

(i)         The Holding Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland.

(ii)        The Mid-Tier Holding Company has been organized and is validly existing as a corporation in good standing under the laws of the United States.

(iii)       The MHC has been duly organized and is validly existing as a corporation under the laws of the United States.

(iv)       The Bank has been organized and is validly existing as a federally chartered savings association in stock form and immediately following the completion of the Conversion will continue to be organized and validly existing as a federally-chartered savings association in stock form.

(v)        The Offer Shares and the Exchange Shares have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan and, in the case of Offer Shares, against payment of the consideration calculated as set forth in the Plan, the Registration Statement and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Offer Shares and the Exchange Shares is not subject to preemptive rights (other than subscription rights as provided in the Plan).  The Offer Shares and the Exchange Shares will not, when issued, be subject to any preemptive rights, liens, charges, encumbrances or other claims created by the Holding Company.

(vi)       The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433, and no stop order proceedings with respect thereto have been instituted or, to the knowledge of such counsel, are pending or threatened under the 1933 Act.

(vii)      The terms and provisions of the shares of Common Stock conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and the form of certificate used to evidence the Shares complies with the laws of the State of Maryland.

(viii)      To such counsel’s knowledge, the Conversion has been effected by the Holding Company and the Bank in all material respects in accordance with the Conversion Regulations and the FRB’s approvals issued thereunder, except to the extent that the FRB shall have specifically waived the Conversion Regulations or any conditions or requirements contained in the FRB’s approvals.

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In addition, such counsel shall state that during the preparation of the Conversion Application, the Holding Company Application, the Registration Statement and the Prospectus, they participated in conferences with management of, the independent public and internal accountants for, and other representatives of, the Georgetown Parties.  Based upon such conferences and such review of corporate records of the Georgetown Parties as such counsel conducted in connection with the preparation of the information contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time the Registration Statement became effective and on the Closing Date, or that the General Disclosure Package (except for financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement) as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, on certificates of public officials, the opinion of Luse Gorman Pomerenk & Schick, P.C. set forth in Exhibit C to the Agency Agreement, and as to matters of fact, officers’ certificates.  Such counsel’s opinion need refer only to matters of federal law, the laws of the Commonwealth of Massachusetts, the laws of the State of Maryland and, with respect to enforceability, New York law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Agent.

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Exhibit D to Agency Agreement

[Effective Date], 2012

Keefe, Bruyette & Woods, Inc.
10 South Wacker Drive
Suite 3405
Chicago, Illinois 60606

Dear Ladies and Gentlemen:

The undersigned understands that Keefe, Bruyette & Woods, Inc. (“KBW” or the “Agent”) proposes to enter into an Agency Agreement (the “Agency Agreement”) with Georgetown Bancorp, Inc., a Maryland-chartered corporation (the “Company”), Georgetown Bancorp, Inc., a federally-chartered stock holding company (the “Mid-Tier”), Georgetown Bancorp MHC, a federally-chartered mutual holding company (the “MHC”) and Georgetown Savings Bank, a federally-chartered stock savings bank (together with its subsidiary, the “Bank” and, together with the Company, the Mid-Tier and the MHC, the “Georgetown Parties”), providing for the public offering (the “Public Offering”) by the Agents of up to [SuperMax] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

To induce the Agent to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of KBW, it will not, during the period beginning on the date of the final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 90 days after the Closing Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Mid-Tier or the Common Stock or any securities convertible into or exercisable or exchangeable for Mid-Tier or the Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Mid-Tier or the Common Stock, (3) exercise any stock options providing for the issuance of shares of Mid-Tier or the Common Stock during the Offering, or (4) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Mid-Tier or the Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Mid-Tier or the Common Stock or any security convertible into Mid-Tier or the Common Stock as a bona fide gift, or (c) distributions of shares of Mid-Tier or the Common Stock or any security convertible into Mid-Tier or the Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of

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this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Mid-Tier or the Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.

In addition, the undersigned agrees that, without the prior written consent of KBW, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Mid-Tier or the Common Stock or any security convertible into or exercisable or exchangeable for Mid-Tier or the Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Mid-Tier or the Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify KBW of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or KBW that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Agents are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Agency Agreement, the terms of which are subject to negotiation between the Company and KBW.

Very truly yours,

(Name)

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Exhibit E to Agency Agreement

List of Executive Officers and Directors of the Registrant

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